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                                                                       EXHIBIT 2


                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
                                                   ---------
January __, 1997, is between Global Shopping Network, Inc., a Delaware corporation ("GSN") and Global Broadcasting Systems, Inc., a Delaware
              ---
corporation (the "Company").
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                                   RECITALS
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          WHEREAS, the respective Boards of Directors of GSN and the Company each have determined that it is in the best interests of their respective stockholders to effect the merger of GSN with and into the Company upon the terms and subject to the conditions set forth herein (the "Merger"), in
                                                           ------
accordance with the General Corporation Law of the State of Delaware (the
"DGCL");
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          NOW, THEREFORE, in consideration of the premises and the mutual agreements and conditions contained herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, GSN and the Company hereby agree as follows:

                                   ARTICLE I
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                                  THE MERGER
                                  ----------

          1.1  The Merger.  At the Effective Time (as defined in Section 1.3
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hereof), in accordance with the DGCL, as a result of the Merger, the separate existence of GSN shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Company and GSN are sometimes
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referred to herein as the "Constituent Corporations."
                           ------------------------

          1.2  Effect of the Merger.  From and after the Effective Time, the
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Merger shall have all the effects provided by applicable law.

          1.3  Consummation of the Merger.  As soon as practicable on the
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Closing Date (as defined in Section 1.6 hereof), the parties hereto will cause a certificate of merger with respect to the Merger (the "Certificate of Merger")
                                                       ---------------------
to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL and take all such further actions as may be required by law to make the Merger effective. The Merger shall become effective at the time of day on the date that the Merger Certificate is filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time as may be agreed by the Company and GSN and specified in the Certificate of Merger in accordance with applicable law. The date and time when the Merger shall become effective is referred to herein as the "Effective Time".
                                                     --------------

          1.4  Certificate of Incorporation; Bylaws; Directors and Officers.
               ------------------------------------------------------------

          (a) The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation and shall thereafter continue in full force and effect until thereafter amended as provided therein and by applicable law.

          (b) The Bylaws of the Company in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation and shall thereafter continue in full force and effect until thereafter amended as provided therein, by the Certificate of Incorporation and by applicable law.

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          (c)  The directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          1.5  Conditions.  The respective obligations of the Company and GSN to
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consummate the Merger are subject to the receipt of all necessary approvals, if any, by the stockholders of the Company and GSN in accordance with applicable law and their respective Certificates of Incorporation and Bylaws.

          1.6  Closing.  The closing of the Merger shall take place at the
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offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York
10022 at 10:00 a.m. Eastern time on the first business day on which the conditions set forth in Section 1.5 hereof are fulfilled or at such other date and time as the Company and GSN may agree. Such date and time being referred to herein as the "Closing Date."
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                                  ARTICLE II
                                  ----------
                    CONVERSION AND EXCHANGE OF CERTIFICATES
                    ---------------------------------------

          2.1  Conversion of Securities.  At the Effective Time, by virtue of
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the Merger and without any action on the part of GSN, the Company, the Surviving
Corporation or the holders of any of the following securities:

          (a) Each share of Class A Common Stock, par value $.01 per share (the "Class A Shares"), of GSN (including fractional shares, if any) issued and
      --------------
     outstanding immediately prior to the Effective Time (other than any (i) Class A Shares held by the Company and (ii) any Dissenting Shares (as defined in Section 2.2 hereof)) shall be converted into and become .153 validly issued, fully paid and nonassessable shares (or equivalent fractional shares) of Class B Common Stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Class B Common
                                     ------------------------------------
     Stock"). Fractional shares of the Surviving Corporation Class B Common
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     Stock issued pursuant to this Section 2.1(a) shall be rounded to the nearest one-one thousandth (.001) of a share of Surviving Corporation Class B Common Stock.

          (b) Each share of Class B Common Stock, par value $.01 per share (the "Class B Shares"), of GSN (including fractional shares, if any) issued and
      --------------
     outstanding immediately prior to the Effective Time (other than (i) Class B Shares held by the Company and (ii) any Dissenting Shares) shall be converted into and become .153 validly issued, fully paid and nonassessable shares (or equivalent fractional shares) of Class A Common Stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation
                                                        ---------------------
     Class A Common Stock"). Fractional shares of the Surviving Corporation
     --------------------
     Class A Common Stock issued pursuant to this Section 2.1(b) shall be rounded to the nearest one-one thousandth (.001) of a share of Surviving Corporation Class A Common Stock.

          (c) As of the Effective Time, all Class A Shares and all Class B Shares shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any Class A Share or Class B Share shall cease to have any rights with respect thereto, except to receive the Surviving Corporation Class B Common

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     Stock and/or the Surviving Corporation Class A Common Stock pursuant to Section 2.1 hereof and the rights provided for in Section 2.2 hereof.

          (d) Each Class A Share and Class B Share owned by or held in the treasury of GSN immediately prior to the Effective Time shall cease to be outstanding and shall automatically be cancelled and retired without payment of any consideration therefor and cease to exist.


          2.2  Dissenting Shares.  Notwithstanding anything in this Agreement to
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the contrary, holders (collectively, "Dissenting Shareholders") of (a) Class A
                                     -----------------------
Shares (collectively, "Class A Dissenting Shares") issued and outstanding
                       -------------------------
immediately prior to the Effective Time who have (i) neither voted in favor of the Merger nor consented thereto in writing, (ii) delivered a written demand for appraisal of such Class A Dissenting Shares in the manner provided in the DGCL and (iii) as of the Effective Time, not effectively withdrawn or lost such right to appraisal and (b) Class B Shares (collectively, "Class B Dissenting Shares",
                                                    -------------------------
and together with Class A Dissenting Shares, "Dissenting Shares") issued and
                                              -----------------
outstanding immediately prior to the Effective Time who have (i) delivered a written demand for appraisal of such Class B Dissenting Shares in the manner provided in DGCL and (ii) as of the Effective Time, not effectively withdrawn or lost such right to appraisal, in each case, shall be entitled only to such rights as are granted by Section 262 of the DGCL and shall not be entitled to receive the Surviving Corporation Class B Common Stock and/or the Surviving Corporation Class A Common Stock pursuant to Section 2.1 hereof. Each Dissenting Shareholder who becomes entitled to payment for Dissenting Shares pursuant to
Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such Dissenting Shareholder shall have failed to establish his or her entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such Dissenting Shareholder shall have effectively withdrawn his or her demand for appraisal of his or her Dissenting Shares or lost his or her right to appraisal and payment of his or her Dissenting Shares under Section 262 of the DGCL or
(iii) if neither any Dissenting Shareholder nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such Dissenting Shareholder or Shareholders shall forfeit the right to appraisal of his or her Dissenting Shares, and each such Dissenting Share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive from the Surviving Corporation, the Surviving Corporation Class B Common Stock and/or the Surviving Corporation Class A Common Stock pursuant to Section
2.1 hereof.

          2.3  Exchange of Certificates.  From and after the Effective Time, the
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Surviving Corporation shall act as exchange agent in effecting the exchange of the Class A Shares for the Surviving Corporation Class B Common Stock and Class B Shares for the Surviving Corporation Class A Common Stock.

          2.4  Stock Transfer Books.  From and after the Effective Time, the
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stock transfer books of GSN shall be closed, and there shall be no further registration of transfers of Class A Shares or Class B Shares on the books and records of GSN or the Surviving Corporation. If, after the Effective Time (a) certificates representing Class A Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Surviving Corporation Class B Common Stock, subject to applicable law in the case of Dissenting Shares and (b) certificates representing Class B Shares are presented to the

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Surviving Corporation, they shall be cancelled and exchanged for the Surviving
Corporation Class A Common Stock, subject to applicable law in the case of Dissenting Shares.

                                  ARTICLE III
                                  -----------
                                 MISCELLANEOUS
                                 -------------

          3.1  Termination.  This Agreement may be terminated at any time prior
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to the Effective Time, whether prior to or after the receipt of any stockholder approvals, by mutual written consent of the Boards of Directors of the Constituent Corporations.

          3.2  Effect of Termination.  In the event of the termination of this
               ---------------------
Agreement as provided in Section 3.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or GSN or any of their respective directors or officers.

          3.3  Amendment.  This Agreement may not be amended except by action of
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the Board of Directors of each of the parties hereto which Amendment is set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that if an approval of the Merger by the stockholders of either the Company and/or GSN is required by applicable law and such approval is received by the Company and/or GSN, as the case may be, no amendment may be made without the further approval by the applicable stockholders if such amendment would require such approval under applicable law.

          3.4  Waiver.  At any time prior to the Effective Time, whether before
               ------
or after the approval of the stockholders of the Constituent Corporations, any of the provisions of this Agreement may be waived, subject to the proviso contained in Section 3.3, by action taken by the Board of Directors of the party which is, or whose stockholders are, entitled to the benefits thereof. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

          3.5  Successors and Assigns.  This Agreement shall be binding upon and
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inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided, however, that no party hereto shall assign any of its rights, interests or obligations hereunder without the prior written consent of the other party.

          3.6  Headings.  The Article and Section headings herein are for
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convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          3.7  Counterparts.  This Agreement may be executed in counterparts,
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each of which shall be an original, but all of which together shall constitute one and the same agreement.

          3.8  Miscellaneous.
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          (a)  This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof.

          (b) This Agreement is not intended to confer upon any person other than a party hereto any rights or remedies hereunder.

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          (c)  This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

     IN WITNESS WHEREOF, GSN and the Company have caused this Agreement to be executed as of the date first written above by their duly authorized respective officers.


                                             GLOBAL SHOPPING NETWORK, INC.


                                             By:________________________________
                                             Name:
                                             Title:


                                             GlOBAL BROADCAST SYSTEMS, INC.


                                             By:________________________________
                                             Name:
                                             Title:

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